                                                              Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statements listed below, of our report dated January 30, 1997, relating to the consolidated financial statements of Hudson Chartered Bancorp, Inc. (the "Company") and subsidiaries, appearing in this Annual Report on Form 10-K of the Company for he year ended December 31, 1996:

      Form S-8 relating to the Company's employee stock option plan (File No. 33-71806)

      Post-Effective Amendment No. 3 to Form S-3 relating to the Company's Dividend Investment and Stock Purchase Plan (File No. 33-48188)

      Post-Effective Amendment No. 1 (on Form S-8) to Form S-4 relating to shares of the Company's common stock offered pursuant to the Fishkill National Corporation Incentive Stock Option Plan (File No. 33-79844)

      Post Effective Amendment No. 2 (on Form S-3) to Form S-2 relating to the offering of shares of the Company's common stock by certain selling stockholders (File No. 33-48660)

Deloitte & Touche LLP

Stamford, Connecticut
March 18, 1997